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EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Advanced Refrigeration Technologies, Inc. on Form S-8 of our report dated April 4, 2003, appearing in the Annual Report on Form 10 K-SB of Advanced Refrigeration Technologies, Inc. for the year ended December 31, 2002.

MENDOZA BERGER & COMPANY, LLP


/s/ MENDOZA BERGER & COMPANY, LLP

Irvine, California
May 12, 2003